FXCM Inc. Announces Third Quarter 2012 Results

Releases October 2012 Operating Metrics

Third Quarter 2012 Highlights:

•	Revenues of $115.0 million, up 5% versus the same period in 2011
•	US GAAP net income $4.5 million or $0.17 per fully diluted share
•	Adjusted Pro Forma EBITDA of $37.2 million, up 18% versus the same period in 2011
•	Adjusted Pro Forma net income of $12.5 million or $0.17 per fully diluted share
•	Record customer equity of $1,278 million, up 54% from same period in 2011 and up 22% from December 2011
•	Retail revenue per million of $99/million

NEW YORK, NY – November 8, 2012 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended September 30, 2012, revenues under US GAAP of $115.0 million, compared to $109.0 million for the quarter ended September 30, 2011, an increase of 5%. Adjusted Pro Forma EBITDA for the Third Quarter 2012 was $37.2 million, compared to $31.4 million for the Third Quarter 2011, an increase of 18%. Adjusted Pro Forma Net Income was $12.5 million for the Third Quarter 2012, compared to $17.1 million for the Third Quarter 2011, a decrease of 27%. Adjusted Pro Forma Cash Net Income was $22.9 for the Third Quarter 2012, compared to $27.4 million for the Third Quarter 2011, a decrease of 16%. Adjusted Pro Forma fully diluted earnings per share for the Third Quarter 2012 was $0.17 on a fully exchanged, fully diluted basis compared to $0.23 for the Third Quarter 2011, a decrease of 26%. Adjusted Pro Forma fully diluted cash earnings per share for the Third Quarter 2012 was $0.31 on a fully exchanged, fully diluted basis compared to $0.37 for the Third Quarter 2011, a decrease of 16%. U.S. GAAP net income was $4.5 million for the Third Quarter 2012, compared to $3.4 million for the Third Quarter 2011, an increase of 33%. U.S. GAAP earnings per share for the Third Quarter 2012 was $0.17 per fully diluted Class A share, compared to $0.21 per fully diluted Class A share for the Third Quarter 2011, a decrease of 19%.

“FXCM turned in a solid quarter despite the continued low volatility of the global FX markets and subdued trading environment,” said Drew Niv, Chief Executive Officer. “In addition, our cash generation in the quarter was particularly strong and we earned $37.2 million in EBITDA and $0.31 in cash earnings per share.”

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC Units into FXCM Inc. Class A common stock, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges and equity based compensation expense regarding a grant of stock options at the time of FXCM’s initial public offering (“IPO”) in December 2010.

Adjusted Pro Forma Cash results further adjusts Adjusted Pro Forma results to eliminate certain non-cash items, including the further elimination of equity based compensation expense unrelated to the IPO as well as depreciation and amortization. In addition, Adjusted Pro Forma Cash results adjusts the tax provision of Adjusted Pro Forma results to reflect only the provision for taxes expected to be paid in the following twelve months.

FXCM Inc. today announced that it has received additional commitments from a group of banks and has increased its credit facility to $155 million. In addition, certain of the terms of the credit facility were modified to among other things provide additional flexibility regarding financing and investment initiatives.

“We are pleased with being able to increase the size of our credit facility,” said Niv, “We now have seven banks in the facility and received a great deal of demand as we sought to increase its size. The increased size of the facility will allow us to conduct our current initiatives on a larger scale.”

FXCM Inc. today announced certain key operating metrics for October 2012 for its retail and institutional foreign exchange business. Monthly activities included:

October 2012 Operating Metrics

Retail Trading Metrics

•	Retail customer trading volume(1) of $324 billion in October 2012, 7% higher than September 2012 and 5% lower than October 2011.

•	Average retail customer trading volume(1) per day of $14.1 billion in October 2012, 7% lower than September 2012 and 13% lower than October 2011.

•	An average of 341,293 retail client trades per day in October 2012, 6% lower than September 2012 and 26% lower than October 2011.

•	Tradable accounts(2) of 203,714 as of October 31, 2012, an increase of 1,320, or 1% from September 2012, and an increase of 12,139,or 6%, from October 2011.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $53 billion in October 2012, 16% higher than September 2012 and 69% lower than October 2011.

•	Average institutional trading volume(1) per day of $2.3 billion in October 2012, flat with September 2012 and 72% lower than October 2011.

•	An average of 5,850 institutional client trades per day in October 2012, 3% higher than September 2012 and 86% lower than October 2011.

“FXCM showed continued progress in October despite the low volatility in the FX markets,” stated Niv. “In addition, we look forward to our organic initiatives for growth such as our recently launched product to attract smaller clients as well as the migration of our institutional customers to our in-house platform which we believe will become more material in the near future.”

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in the period is translated into US dollars.

(2) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Adjusted Pro Forma (thousands except per share amounts)			Adjusted Pro Forma Cash (thousands except per share amounts)			Adjusted Pro Forma (thousands except per share amounts)			Adjusted Pro Forma Cash (thousands except per share amounts)
	Three Months Ended September 30,			Three Months Ended September 30,			Nine Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change	2012	2011	% Change

Total Revenues	$114,948	$108,975	5%	$114,948	$108,975	5%	$309,221	$306,893	1%	$309,221	$306,893	1%

Referring broker fees	18,708	25,720	-27%	18,708	25,720	-27%	58,865	72,253	-19%	58,865	72,253	-19%
Compensation and benefits	21,778	20,835	5%	20,640	20,743	0%	62,717	62,142	1%	60,872	62,050	-2%
Other expenses	37,270	30,995	20%	37,270	30,995	20%	104,509	87,028	20%	104,509	87,028	20%

EBITDA	37,192	31,425	18%	38,330	31,517	22%	83,130	85,470	-3%	84,975	85,562	-1%

Depreciation, amortization and interest expense	12,875	5,367	140%	1,158	-		26,459	14,201	86%	1,698	-

Income before income taxes	24,317	26,058	-7%	37,172	31,517	18%	56,671	71,269	-20%	83,277	85,562	-3%

Income tax provision	7,397	8,932	-17%	7,167	4,102	75%	18,489	24,820	-26%	9,536	12,999	-27%

Net Income	16,920	17,126	-1%	30,005	27,415	9%	38,182	46,449	-18%	73,741	72,563	2%

Net income attributable to non-controlling interest	4,381	-	0%	7,063	-	0%	5,254	-	0%	8,244	-	0%

Net Income Attributable to FXCM Inc.	$12,539	$17,126	-27%	$22,942	$27,415	-16%	$32,928	$46,449	-29%	$65,497	$72,563	-10%

Pro forma fully exchanged, fully diluted shares outstanding	75,103	74,449	1%	75,103	74,449	1%	73,548	74,978	-2%	73,548	74,978	-2%

Earnings Per Share	$0.17	$0.23	-26%	$0.31	$0.37	-16%	$0.45	$0.62	-27%	$0.89	$0.97	-8%

	Unaudited U.S. GAAP (thousands except per share amounts)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change

Total net revenues	$114,948	$108,975	5%	$309,221	$306,893	1%

Referring broker fees	18,708	25,720	-27%	58,865	72,253	-19%
Compensation and benefits	24,156	22,955	5%	81,175	68,662	18%
Other expenses	37,771	31,257	21%	108,935	103,290	5%
Depreciation, amortization and interest expense	12,875	5,367	140%	26,459	14,201	86%

Income before income taxes	21,438	23,676	-9%	33,787	48,487	-30%

Income tax provision	3,598	8,136	-56%	4,856	10,756	-55%

Net Income	17,840	15,540	15%	28,931	37,731	-23%

Net income attributable to non-controlling interest	13,327	12,142	10%	22,971	28,222	-19%

Net Income Attributable to FXCM Inc.	$4,513	$3,398	33%	$5,960	$9,509	-37%

Net Income (in thousands)	$4,513	$3,398	33%	$5,960	$9,509	-37%

Net Income per Class A Share
Basic and Diluted	$0.17	$0.21	-19%	$0.27	$0.56	-53%

Average Class A shares outstanding	26,913	16,468	63%	22,416	16,997	32%

Selected Operating Metrics

	(Unaudited)			(Unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	% Change	2012	2011	% Change

Total trading volume ($ in billions)	$861	$1,042	-17%	$2,715	$2,802	-3%

Total institutional trading volume ($ in billions)	$156	$309	-50%	$956	$742	29%

Total active accounts	171,274	156,053	10%	171,274	156,053	10%

Trading days in period	65	66	-2%	195	195	0%

Daily average trades	345,790	438,599	-21%	363,893	366,902	-1%

Daily average trades per active account	2.0	2.8	-29%	2.2	2.5	-12%

Retail trading revenue per million traded	$99	$93	6%	$94	$96	-2%

Total customer equity ($ in millions)	$1,278.4	$828.2	54%	$1,278.4	$828.2	54%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income, Adjusted Pro Forma Cash Net Income, Adjusted Pro Forma Net Income per fully diluted share and Adjusted Pro Forma Cash Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on December 31st, 2012 to Class A stockholders of record at the close of business on December 19th, 2012.

Share Repurchase Program

FXCM Inc. today announced that its board of directors increased its share repurchase program from $50 million to $80 million of its Class A common stock and/or FXCM Holdings, LLC units. Under this program, shares may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise. This leaves approximately $51.5 million under the plan for future purchases, given the shares the company has already acquired to date.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 877.303.9132 and 408.337.0136 for international participants. The conference ID number is 51391814.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications
jklein@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2998
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

Schedule	Page Number

U.S. GAAP Results
Unaudited U.S. GAAP Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2012 and 2011	A-1
Unaudited U.S. GAAP Consolidated Statements of Financial Condition As of September 30, 2012 and December 31, 2011	A-2

Adjusted Pro Forma and Adjusted Pro Forma Cash Results	A-3
Unaudited Adjusted Pro Forma, Adjusted Pro Forma Cash and U.S. GAAP Consolidated Statements of Operations for the Three Months Ended September 30, 2012 and 2011	A-5
Unaudited Adjusted Pro Forma, Adjusted Pro Forma Cash and U.S. GAAP Consolidated Statements of Operations for the Nine Months Ended September 30, 2012 and 2011	A-6
Reconciliation of EBITDA to U.S. GAAP Net Income	A-7

FXCM Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended September 30,		NIne Months Ended September 30,
	2012	2011	2012	2011
Revenues

Retail trading revenues	85,237	97,017	255,833	268,234
Institutional trading revenues	25,868	7,720	42,908	21,820
Trading reveuue	111,105	104,737	298,741	290,054

Interest Income	990	963	2,910	2,837
Brokerage interest expense	(66)	(93)	(235)	(226)
Net interest income	924	870	2,675	2,611

Other Income	2,919	3,368	7,805	14,228

Total net revenues	114,948	108,975	309,221	306,893

Operating Expenses

Referring broker fees	18,708	25,720	58,865	72,253
Compensation and benefits	24,156	22,955	81,175	68,662
Advertising and marketing	7,509	9,870	23,266	24,375
Communication and technology	9,600	8,190	26,591	23,559
Trading costs, prime brokerage and clearing fees	6,981	2,095	10,187	6,484
General and administrative	13,681	11,102	48,891	48,872
Depreciation and amortization	11,717	5,367	24,761	14,201

Total operating expenses	92,352	85,299	273,736	258,406

Operating income	22,596	23,676	35,485	48,487

Other Expense
Interest on borrowings	1,158	-	1,698	-

Income before income taxes	21,438	23,676	33,787	48,487
Income tax provision	3,598	8,136	4,856	10,756
Net income	17,840	15,540	28,931	37,731
Net income attributable to non-controlling interest	13,327	12,142	22,971	28,222
Net income attributable to FXCM, Inc.	4,513	3,398	5,960	9,509

Net Income (in thousands)	4,513	3,398	5,960	9,509

Net Income per Class A Share
Basic and Diluted	$0.17	$0.21	$0.27	$0.56

Average Class A shares outstanding	26,913	16,468	22,416	16,997

A-1

FXCM Inc.

Consolidated Statements of Financial Condition

As of September 30, 2012 and December 31, 2011

(Amounts in thousands except for share data)

(Unaudited)

	September 30,	December 31,
	2012	2011

Assets

Current assets
Cash and cash equivalents	$260,026	$184,721
Cash and cash equivalents, held for customers	1,278,392	1,046,983
Due from brokers	9,823	1,311
Accounts receivables, net	16,798	17,004
Deferred tax asset - current	8,094	6,982
Tax receivable	3,576	2,016
Total current assets	1,576,709	1,259,017

Deferred tax asset	114,069	88,556
Office, communication and computer equipment, net	49,793	39,686
Intangible assets and goodwill, net	413,321	80,656
Other assets	15,746	19,218
Total assets	$2,169,638	$1,487,133

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,278,392	$1,046,983
Accounts payable and accrued expenses	77,764	56,723
Credit agreement	30,000	-
Note payable	87,162
Due to brokers	1,100	13,495
Deferred tax liability - current	7,085	2,241
Due to related parties - pursuant to tax receivable agreement	4,782	3,575
Total current liabilities	1,486,285	1,123,017

Deferred tax liability	18,950	7,044
Due to related parties - pursuant to tax receivable agreement	84,780	63,639
Total liabilities	1,590,015	1,193,700

Commitments and Contingencies

Stockholders' equity
Class A common stock, par value $0.01 per share;	342	149
3,000,000,000 shares authorized, 34,228,927 and 14,899,391 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively
Class B common stock, par value $0.01 per share;	1	1
1,000,000 shares authorized, 100 shares issued
and outstanding as of September 30, 2012 and December 31, 2011, respectively
Additional paid-in-capital	199,888	86,152
Retained earnings	10,204	8,977
Accumulated other comprehensive income	1,168	142
Total stockholders' equity, FXCM Inc.	211,603	95,421
Non-controlling interest	368,020	198,012
Total stockholders' equity	579,623	293,433
Total liabilities and stockholders' equity	$2,169,638	$1,487,133

A-2

Adjusted Pro Forma and Adjusted Pro Forma Cash Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.

2.	Stock Based Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation relating to the Company’s initial public offering and compensation costs associated with the renegotiation of certain employment contracts. The Company’s management believes it is useful to provide the effects of eliminating these expenses relating to these one-time items.

3.	Acquisition Costs. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain acquisition related costs. The Company’s management believes it is useful to provide the effects of eliminating these expenses.

4.	Regulatory Costs. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate certain costs associated with a settlement with the Company’s regulators in the United States and the estimated expense associated with reimbursement of clients of regarding trading issues at the Company’s Japanese subsidiary. The Company’s management believes it is useful to provide the effects of eliminating these expenses of a one-time nature.

5.	Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates and the deferred tax assets related to tax benefits for equity-based compensation awards are realized when the stock options are exercised. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

A-3

In addition, the Company presents results on an Adjusted Pro Forma Cash basis where Adjusted Pro Forma results are adjusted for certain non-cash items. The Company believes Adjusted Pro Forma Cash presentation may be useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. The differences between Adjusted Pro Forma Cash and Adjusted Pro Forma results are as follows:

1.	Stock Based Compensation Expense. Additional adjustments have been made to Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation and other non-cash compensation granted subsequent to the Company’s initial public offering. The Company’s management believes it is useful to provide the effects of eliminating these non-cash expenses to evaluate the potential impact on the Company’s cash flow.

2.	Depreciation and amortization. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate the depreciation of fixed assets and the amortization of intangible assets. The Company’s management believes it is useful to provide the effects of eliminating these non-cash expenses to evaluate the potential impact on the Company’s cash flow.

3.	Income Taxes. Adjustments have been made to the Adjusted Pro Forma Earnings to present the Company’s estimate of tax expense in the next twelve months under the assumptions regarding taxes discussed in the above. The Company’s management believes it is useful to provide the effects of eliminating these expenses to evaluate the potential impact on the Company’s cash flow.

A-4

FXCM Inc.

Adjusted Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended September 30,
	2012									2011
								Adjusted									Adjusted
	As			Adjusted				Pro Forma		As			Adjusted				Pro Forma
	Reported	Adjustments		Pro Forma		Adjustments		Cash		Reported	Adjustments		Pro Forma		Adjustments		Cash
Revenues

Retail trading revenues	$85,237	-		$85,237		-		$85,237		$97,017	-		$97,017		-		$97,017
Institutional trading revenues	25,868	-		25,868		-		25,868		7,720	-		7,720		-		7,720
Trading revenues	111,105	-		111,105		-		111,105		104,737	-		104,737		-		104,737

Interest Income	990	-		990		-		990		963	-		963		-		963
Brokerage interest expense	(66)	-		(66)		-		(66)		(93)	-		(93)		-		(93)
Net interest income	924	-		924		-		924		870	-		870		-		870

Other Income	2,919	-		2,919		-		2,919		3,368	-		3,368		-		3,368

Total net revenues	114,948	-		114,948		-		114,948		108,975	-		108,975		-		108,975

Operating Expenses

Referring broker fees	18,708	-		18,708		-		18,708		25,720	-		25,720		-		25,720
Compensation and benefits	24,156	(2,378	)(1)	21,778		(1,138	)(5)	20,640		22,955	(2,120	)(9)	20,835		(92	)(11)	20,743
Advertising and marketing	7,509	-		7,509		-		7,509		9,870	-		9,870		-		9,870
Communication and technology	9,600	-		9,600		-		9,600		8,190	-		8,190		-		8,190
Trading costs, prime brokerage and clearing fees	6,981			6,981				6,981		2,095	-		2,095				2,095
General and administrative	13,681	(501	)(2)	13,180		-		13,180		11,102	(262	)(10)	10,840		-		10,840
Depreciation and amortization	11,717	-		11,717		(11,717	)(6)	-		5,367	-		5,367		(5,367	)(6)	-
								-
Total operating expenses	92,352	(2,879)		89,473		(12,855)		76,618		85,299	(2,382)		82,917		(5,459)		77,458

Operating income	22,596	2,879		25,475		12,855		38,330		23,676	2,382		26,058		5,459		31,517

Other expense
Interest on borrowings	1,158	-		1,158		-		1,158		-	-		-		-		-

Income before income taxes	21,438	2,879		24,317		12,855		37,172		23,676	2,382		26,058		5,459		31,517
Income tax provision	3,598	3,799	(3)	7,397		(230	)(7)	7,167		8,136	796	(3)	8,932		(4,830	)(7)	4,102
Net income	17,840	(920)		16,920		13,085		30,005		15,540	1,586		17,126		10,289		27,415
Net income attributable to non-controlling interest	13,327	(8,946	)(4)	4,381		2,682	(8)	7,063		12,142	(12,142	)(4)	-		(12,142	)(8)	-
Net income attributable to FXCM Inc.	$4,513	$8,026		$12,539		$10,403		$22,942		$3,398	$13,728		$17,126		$22,431		$27,415

Pro Forma fully exchanged, fully diluted weighted average shares outstanding				75,103	(12)			75,103	(12)				74,449	(12)			74,449	(12)

Adjusted Pro Forma net income per fully exchanged, fully diluted weighted average shares outstanding				$0.17				$0.31					$0.23				$0.37

(1) Represents the elimination of equity-based compensation associated with the IPO, severance and equity based compensation in connection with the renegotiation of certain employment contracts in the Company's institutional and retail businesses.

(2) Represents the elimination of acquisition-related costs and an adjustment to reflect a reserve established to settle certain trading system matters with the Financial Services Agency of Japan.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 30.4% and 34.3% for the three months ended September 30, 2012 and 2011, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Represents the elimination of equity-based compensation granted subsequent to the IPO and of compensation costs associated with the recognition of deferred compensation in connection with the Lucid Market Trading ("Lucid") which was acquired by the Company on June 18, 2012 (the "Acquisition") . Pursuant to the terms of the Acquisition, the Company issued shares of FXCM Inc. Class A common stock to the Lucid sellers subject to certain liquidity restrictions (the " Lucid Liquidity Restriction"). In accordance with Accounting Standards Codification, Topic 718, Compensation — Stock Compensation (“ASC 718”), the fair value of the Lucid Liquidity Restriction is accounted for as deferred compensation and recognized as expense over the three year period from closing of the Acquisition.

(6) Represents the elimination of the depreciation of fixed assets and the amortization of intangible assets.

(7) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 19.3% and 13.0.% for the three months ended September 30, 2012 and 2011, respectively, which includes U.S. federal cash taxes and assumes the highest statutory rates for cash taxes apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(8) Represents an adjustment to reflect the Lucid's non-controlling interest amortization expense related to the identified intangible assets associated with the Acquisition.

(9) Represents the elimination of equity-based compensation associated with the IPO.

(10) Represents an adjustment to reflect a reserve established relating to a settlement with the National Futures Association (the "NFA") and ongoing discussions with the Commodity Futures Trading Commission (the "CFTC") regarding trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings, ("Holdings") certain founding members of Holdings agreed to reimburse the cost of these matters, up to $16.0 million. Consequently, there was no impact to FXCM Inc.'s net income for the three months ended September 30, 2011 as the entire expense was allocated to such funding members. In July 2011, $16.00 million of additional capital was provided by the respective founding members.

(11)Represents the elimination of equity-based compensation granted subsequent to the IPO.

(12) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

A-5

FXCM Inc.

Adjusted Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	NIne Months Ended September 30
	2012									2011
								Adjusted									Adjusted
	As			Adjusted				Pro Forma		As			Adjusted				Pro Forma
	Reported	Adjustments		Pro Forma		Adjustments		Cash		Reported	Adjustments		Pro Forma		Adjustments		Cash
Revenues

Retail trading revenues	$255,833	-		$255,833		-		$255,833		$268,234	-		$268,234		-		$268,234
Institutional trading revenues	42,908	-		42,908		-		42,908		21,820	-		21,820		-		21,820
Trading reveuues	298,741	-		298,741		-		298,741		290,054	-		290,054		-		290,054

Interest Income	2,910	-		2,910		-		2,910		2,837	-		2,837		-		2,837
Brokerage interest expense	(235)	-		(235)		-		(235)		(226)	-		(226)		-		(226)
Net interest income	2,675	-		2,675		-		2,675		2,611	-		2,611		-		2,611

Other Income	7,805	-		7,805		-		7,805		14,228	-		14,228		-		14,228

Total net revenues	309,221	-		309,221		-		309,221		306,893	-		306,893		-		306,893

Operating Expenses

Referring broker fees	58,865	-		58,865		-		58,865		72,253	-		72,253		-		72,253
Compensation and benefits	81,175	(18,458	)(1)	62,717		(1,845	)(5)	60,872		68,662	(6,520	)(9)	62,142		(92	)(11)	62,050
Advertising and marketing	23,266	-		23,266		-		23,266		24,375	-		24,375		-		24,375
Communication and technology	26,591	-		26,591		-		26,591		23,559	-		23,559		-		23,559
Trading costs, prime brokerage and clearing fees	10,187	-		10,187				10,187		6,484	-		6,484				6,484
General and administrative	48,891	(4,426	)(2)	44,465		-		44,465		48,872	(16,262	)(10)	32,610		-		32,610
Depreciation and amortization	24,761			24,761		(24,761	)(6)	-		14,201	-		14,201		(14,201	)(6)	-

Total operating expenses	273,736	(22,884)		250,852		(26,606)		224,246		258,406	(22,782)		235,624		(14,293)		221,331

Operating income	35,485	22,884		58,369		26,606		84,975		48,487	22,782		71,269		14,293		85,562

Other expense
Interest on borrowings	1,698	-		1,698		-		1,698		-	-		-		-		-

Income before income taxes	33,787	22,884		56,671		26,606		83,277		48,487	22,782		71,269		14,293		85,562
Income tax provision	4,856	13,633	(3)	18,489		(8,953	)(7)	9,536		10,756	14,064	(3)	24,820		(11,821	)(7)	12,999
Net income	28,931	9,251		38,182		35,559		73,741		37,731	8,718		46,449		26,114		72,563
Net income attributable to non-controlling interest	22,971	(17,717	)(4)	5,254		2,990	(8)	8,244		28,222	(28,222	)(4)	-		(28,222	)(8)	-
Net income attributable to FXCM Inc.	$5,960	$26,968		$32,928		$32,569		$65,497		$9,509	$36,940		$46,449		$54,336		$72,563

Pro Forma fully exchanged, fully diluted weighted average shares outstanding				73,548	(12)			73,548	(12)				74,978	(12)			74,978	(12)

Adjusted Pro Forma net income per fully exchanged, fully diluted weighted average shares outstanding				$0.45				$0.89					$0.62				$0.97

(1) Represents the elimination of equity-based compensation associated with the IPO, severance and equity based compensation in connection with the renegotiation of certain employment contracts in the Company's institutional and retail businesses.

(2) Represents the elimination of acquisition-related costs and an adjustment to reflect a reserve established to settle certain trading system matters with the Financial Services Agency of Japan.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 32.6% and 34.8% for the three months ended September 30, 2012 and 2011, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Represents the elimination of equity-based compensation granted subsequent to the IPO and of compensation costs associated with the recognition of deferred compensation in connection with the Lucid Market Trading ("Lucid") which was acquired by the Company on June 18, 2012 (the "Acquisition") . Pursuant to the terms of the Acquisition, the Company issued shares of FXCM Inc. Class A common stock to the Lucid sellers subject to certain liquidity restrictions (the " Lucid Liquidity Restriction"). In accordance with Accounting Standards Codification, Topic 718, Compensation — Stock Compensation (“ASC 718”), the fair value of the Lucid Liquidity Restriction is accounted for as deferred compensation and recognized as expense over the three year period from closing of the Acquisition.

(6) Represents the elimination of the depreciation of fixed assets and the amortization of intangible assets.

(7) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 11.5% and 15.2% for the three months ended September 30, 2012 and 2011, respectively, which includes U.S. federal cash taxes and assumes the highest statutory rates for cash taxes apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(8) Represents an adjustment to reflect the Lucid's non-controlling interest amortization expense related to the identified intangible assets associated with the Acquisition.

(9) Represents the elimination of equity-based compensation associated with the IPO.

(10) Represents an adjustment to reflect a reserve established relating to a settlement with the National Futures Association (the "NFA") and ongoing discussions with the Commodity Futures Trading Commission (the "CFTC") regarding trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings, ("Holdings") certain founding members of Holdings agreed to reimburse the cost of these matters, up to $16.0 million. Consequently, there was no impact to FXCM Inc.'s net income for the three months ended September 30, 2011 as the entire expense was allocated to such funding members. In July 2011, $16.00 million of additional capital was provided by the respective founding members.

(11) Represents the elimination of equity-based compensation granted subsequent to the IPO.

(12) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

A-6

FXCM Inc.

Reconciliation of EBITDA to Net Income

(In thousands)

(Unaudited )

	Three Months Ended September 30,						Nine Months Ended September 30,
	Adjusted Pro Forma		Adjusted Pro Forma Cash		U.S. GAAP		Adjusted Pro Forma		Adjusted Pro Forma Cash		U.S. GAAP
	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011	2012	2011

Revenues	114,948	108,975	114,948	108,975	114,948	108,975	309,221	306,893	309,221	306,893	309,221	306,893

Net income attributable to FXCM Inc.	12,539	17,126	22,942	27,415	4,513	3,398	32,928	46,449	65,497	72,563	5,960	9,509
Net income attributable to noncontrolling interest	4,381	-	7,063	-	13,327	12,142	5,254	-	8,244	-	22,971	28,222
Provision for income taxes	7,397	8,932	7,167	4,102	3,598	8,136	18,489	24,820	9,536	12,999	4,856	10,756
Depreciation, amortization and interest expense	12,875	5,367	1,158	-	12,875	5,367	26,459	14,201	1,698	-	26,459	14,201
EBITDA	37,192	31,425	38,330	31,517	34,313	29,043	83,130	85,470	84,975	85,562	60,246	62,688

A-7